Manohar Chowdhry & Associates

CHARTERED ACCOUNTANTS

June 8, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Duo World, Inc.

Dear Sirs / Madams:

The undersigned Manohar Chowdhry & Associates, previously acted as independent accountants of Duo World, Inc. We are no longer acting as independent accountants to the Company.

We have read the statements of Duo World, Inc. pertaining to our firm, Manohar Chowdhry & Associates, included in Item 4.01(a) of Form 8-K dated June 8, 2023, and we are in agreement with the statements contained therein regarding our firm. We have no basis to either agree or disagree with other statements of the registrant contained in the Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the report on Form 8-K.

Very Truly Yours,

Manohar Chowdhry & Associates

Manohar Chowdhry & Associates
Chartered Accountants

MANOHAR CHOWDHRY & ASSOCIATES FRN: 001997S No: 27, Subramaniam St., Abiramapuram, Chennai-18. Chartered Accountants